                                  EXHIBIT 99.2
                       Press Release dated April 17, 2001

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222

                                                           FOR IMMEDIATE RELEASE

               GREATER BAY BANCORP REPORTS 47% INCREASE IN FIRST
                      QUARTER 2001 CORE OPERATING EARNINGS

                  -Company Announces Share Repurchase Program-

PALO ALTO, CA, April 17, 2001 -- Greater Bay Bancorp (Nasdaq: GBBK), a $5.4 billion in assets financial services holding company, today announced record results for the first quarter ended March 31, 2001. Greater Bay Bancorp's core
                                                                           ----
earnings, which is its net income, excluding nonrecurring warrant income and
--------                           -----------------------------------------
merger related expenses, for the first quarter of 2001 increased 47% to $21.5
-----------------------
million, or $0.49 per diluted share, compared to $14.7 million, or $0.35 per diluted share, in the first quarter of 2000.

Based on its core earnings for the first quarter of 2001, Greater Bay Bancorp's return on average equity was 25.64%, its return on average assets was 1.72% and its efficiency ratio was 46.23%, while the first quarter of 2000 core earnings resulted in a return on average equity of 21.88%, return on average assets of 1.48% and an efficiency ratio of 49.66%.

Non-interest income, excluding warrant income, continues to grow, reflecting Greater Bay Bancorp's efforts to further diversify and expand its revenue stream. For the first quarter of 2001, the Company's trust fees, depositor service fees, gain on sale of SBA loans, and loan and international banking fees were $6.8 million, up 40% from $4.9 million in the first quarter of 2000.

For the first quarter of 2001, net income increased to $21.5 million, or $0.49 per diluted share, compared to net income of $17.3 million, or $0.42 per diluted share for the first quarter of 2000, which included $8.6 million in pre-tax nonrecurring warrant income and only $3.9 million in merger related expenses compared to zero nonrecurring warrant income and merger related expenses for the first quarter of 2001.

At March 31, 2001, Greater Bay Bancorp's total assets were $5.4 billion, an increase of 30% or $1.2 billion from March 31, 2000. Total loans grew 40% to $3.7 billion, an increase of $1.1 billion from March 31, 2000, while total deposits increased to $4.3 billion, an increase of 17% or $621 million from March 31, 2000.

"Greater Bay Bancorp's operating performance continues to exceed our peer group. First quarter core EPS of $0.49 per diluted share represents the 17th
                                                             --------
consecutive quarter of earnings per share increases, and return on average
----------------------------------------------------
equity in the first quarter in excess of 25% was the 14th consecutive quarter
                                                     ------------------------
where shareholders' return on average equity exceeded 20%", said David
---------------------------------------------------------
Kalkbrenner, president and chief executive officer of Greater Bay Bancorp.

Mr. Kalkbrenner added, "Greater Bay Bancorp continues to outperform its peers and provide exceptional returns to our shareholders. For the first quarter of 2001, our core earnings increased 47% while we also continued to generate quality asset growth combined with strong credit quality. These results reflect the continued success of our Super Community Banking Strategy and have been accomplished during a period of economic uncertainty in both the U.S. and our San Francisco Bay Area markets. While Greater Bay is not immune to the impact of a slowing economy and declining interest rates, the history of our individual subsidiary banks and the banking industry generally supports the fact that community banking can be very successful during periods of economic uncertainty. This is particularly true when big bank competitors cease lending to certain market segments, thus allowing banks like Greater Bay to expand and add to its client relationships."

Greater Bay Bancorp's allowance for loan losses was 2.30% of total loans at March 31, 2001 and 1.98% at March 31, 2000, while its ratio of non-performing assets to total assets was 0.34% at March 31, 2001, compared to 0.18% at March 31, 2000. The allowance for loan losses was 473.80% of total non-performing assets at March 31, 2001.

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Mr. Kalkbrenner commented, "During the first quarter, we successfully integrated Matsco, headquartered in Emeryville, California and specializing in financial services for the dental and veterinarian markets. We also announced the completion of our acquisition of CAPCO Financial Company, Inc., a factoring and asset-based lending company headquartered in Bellevue, Washington. To date, the financial impact of these two acquisitions has been negligible; however, we anticipate they will enhance our financial performance for the remainder of 2001. In the case of Matsco, we originally anticipated selling 20% to 40% of its loan production, yet in the first quarter we portfolioed all of Matsco's loans. This larger portfolio will increase our net interest income while also providing added flexibility to sell Matsco loans in future quarters. CAPCO, which just closed at the end of March, will have its operating results included with Greater Bay beginning in the second quarter and we are very confident the CAPCO acquisition will be accretive in 2001.

                          - Share Repurchase Program -

Greater Bay Bancorp also announced today that its Board of Directors has authorized the repurchase of up to 5% of Greater Bay Bancorp's outstanding common stock. The Company intends to repurchase shares from time to time in the open market. We expect that such purchases would be accretive to earnings, while also maintaining capital ratios that exceed the regulatory guidelines for a well-capitalized financial institution.

"We believe this share repurchase program represents an excellent investment opportunity for the company and reaffirms our commitment to enhancing shareholder value by utilizing all alternatives to provide superior returns to our shareholders," said Mr. Kalkbrenner.

             -Looking Forward -2001 Performance Goals Reaffirmed -

Mr. Kalkbrenner continued, "We believe that the performance goals stated for Greater Bay in our year end 2000 press release dated January 17, 2001 and reaffirmed in our Form 8K filing with the SEC on March 6, 2001, still reflect our current outlook for 2001 based on our assessment of the current economic environment and its potential impact on our business."

Mr. Kalkbrenner continued, "Our current view is that we will see, at a minimum, an additional 75 basis point decline in interest rates which will reduce our net interest margin but should not impact our ability to meet our performance goals. If the economic outlook deteriorates further than most economists anticipate, it could impact the ability of Greater Bay to attain its performance goals. However, if the economy would decline significantly, this impact would not only impact Greater Bay's operating results, it would also impact most financial services companies operating in the United States. We intend to manage through this declining net interest rate and uncertain economic environment by monitoring our expense growth, aggressively managing our credit quality and focusing our relationship officers on generating new quality client relationships while improving the overall profitability of our existing client relationships."

The following are the performance guidance disclosed in the fourth quarter and year-end press release dated January 17, 2001, reaffirmed in the Form 8K filed with the SEC on March 6, 2001 and once again reaffirmed with this release:

                        .  Loan growth in the 20%-25% range

                        .  Deposit growth 15%

                        .  Revenue growth of 22%-27%

                        .  Return on equity greater than 20%

                        .  Return on average assets greater than 1.4%

                        .  Efficiency ratio less than 48%

                        .  Earnings per share growth of 17%-25%

Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region.

Greater Bay Bancorp's first quarter 2001 earnings conference call is scheduled for April 17, 2001 at 8:00 am PDT. Investors have the opportunity to listen to the conference call live on the Internet through Street Events at http://www.streetevents.com. Investors should go to the Street Events Web site
---------------------------
15 minutes prior to the start of the call, as it may be necessary to download
audio software to hear the conference call.   To do so, investors should click
on the Real Player icon and follow directions from there. A replay of the conference call will be available on the

Street Events Web site for 30 days and via telephone through April 23, 2001 by dialing (703) 925-2435, passcode 511840.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
            -------------------

Safe Harbor

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, growth in loans, deposits and assets, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) government regulations; (3) the ability to successfully integrate recently completed mergers and acquisitions;
(4) the risks relating to the Company's warrant positions; and (5) the other risks set forth in the Company`s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.


                          - FINANCIAL TABLES FOLLOW -

                              GREATER BAY BANCORP
                      MARCH 31, 2001 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

        SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:
                                                                             First     Fourth      Third     Second      First
                                                                           Quarter    Quarter    Quarter    Quarter    Quarter
                                                                              2001       2000       2000       2000       2000
                                                                          ----------------------------------------------------
Interest Income                                                           $106,694   $104,376   $ 96,612   $ 87,538   $ 79,837
Interest Expense                                                            40,448     38,957     36,797     30,976     29,674
                                                                          ----------------------------------------------------
        Net Interest Income Before Provision for Loan Losses                66,246     65,419     59,815     56,562     50,163
Provision for Loan Losses                                                    6,928      6,316      7,844      8,312      5,624
                                                                          ----------------------------------------------------
        Net Interest Income After Provision for Loan Losses                 59,318     59,103     51,971     48,250     44,539

Other Income:
Trust Fees                                                                     886        954        822        827        847
Depositor Service Fees                                                       2,013      2,034      2,219      2,194      2,147
ATM Fees                                                                       662        748        817        676        650
Loan and International Banking Fees                                          3,101      2,562      2,497      1,927      1,176
Gain on Sale of SBA Loans                                                      835        312        429        753        696
Gain/(loss) on Investments                                                   1,578         21          3         58         (1)
Other Income (1)                                                             1,656      1,289      1,288      1,482      3,112
                                                                          ----------------------------------------------------
                                                                            10,731      7,920      8,075      7,917      8,627
Nonrecurring - Warrant Income (3)                                             --          870      2,767        740      8,609
                                                                          ----------------------------------------------------
  Total Other Income                                                        10,731      8,790     10,842      8,657     17,236

Operating Expenses:
Compensation and Benefits (5)                                               18,405     17,449     15,792     15,258     15,825
Occupancy and Equipment                                                      5,863      5,711      5,575      5,117      5,285
Professional Services & Legal                                                1,387      1,083      1,312      1,199      1,110
Client Services                                                                644        563        477        496        545
FDIC Insurance and Assessments                                                 273        356        379        251        250
Other Real Estate, Net                                                        --            5       --           41         10
Other Expenses                                                               9,018      8,182      7,035      7,133      6,169
                                                                          ----------------------------------------------------
  Total Operating Expenses                                                  35,590     33,349     30,570     29,495     29,194
                                                                          ----------------------------------------------------

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs     34,459     34,544     32,243     27,412     32,581
Income Taxes:
Income Tax Expense                                                          12,928     12,695     11,173      9,953      9,306
Nonrecurring Income Tax Expense (3)                                           --          366      1,164        290      3,590
                                                                          ----------------------------------------------------
  Total Income Tax Expense                                                  12,928     13,061     12,337     10,243     12,896
Income Before Merger and Other Related Nonrecurring Costs                   21,531     21,483     19,906     17,169     19,685
Merger and Other Related Nonrecurring Costs, net of tax (3)                   --        3,533      7,037      6,744      2,389
                                                                          ----------------------------------------------------
                Net Income                                                $ 21,531   $ 17,950   $ 12,869   $ 10,425   $ 17,296
                                                                          ----------------------------------------------------

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:
                                                                             First     Fourth      Third     Second       First
                                                                           Quarter    Quarter    Quarter    Quarter     Quarter
                                                                              2001       2000       2000       2000        2000
                                                                          ----------------------------------------------------
Income Per Share (Before Nonrecurring and Merger Items) (3), (4)
        Basic                                                                $0.51      $0.50      $0.44      $0.41       $0.37
        Diluted                                                              $0.49      $0.47      $0.42      $0.39       $0.35
Income Per Share (Before Merger Items) (4)
        Basic                                                                $0.51      $0.51      $0.48      $0.42       $0.49
        Diluted                                                              $0.49      $0.48      $0.46      $0.40       $0.47
Net Income Per Share (4)
        Basic                                                                $0.51      $0.43      $0.31      $0.25       $0.43
        Diluted                                                              $0.49      $0.41      $0.29      $0.24       $0.42
Weighted Average Common Shares Outstanding (4)                          42,323,000 41,817,000 41,448,000 41,207,000  39,784,000
Weighted Average Common & Common Equivalent
        Shares Outstanding (4)                                          44,175,000 44,319,000 43,676,000 42,913,000  41,632,000

Return on Period Average Assets, annualized (2)                               1.72%      1.74%      1.61%      1.60%       1.48%
Return on Period Average Equity, annualized (2)                              25.64%     26.38%     24.14%     23.62%      21.88%
Net Interest Margin - Average Earning Assets                                  5.73%      5.89%      5.68%      5.71%       5.47%
Operating Expense Ratio (Before Nonrecurring and Merger Items)                2.84%      2.77%      2.68%      2.82%       2.95%
Operating Expense Ratio (Before Nonrecurring and Merger
 Items and excluding Matsco)                                                  2.69%      2.85%      2.68%      2.82%       2.95%
Efficiency Ratio (Before Nonrecurring and Merger Items)                      46.23%     45.47%     45.03%     45.74%      49.66%
Efficiency Ratio (Before Nonrecurring and Merger Items
 and excluding Matsco)                                                       44.67%     44.84%     45.03%     45.74%      49.66%

(1) Q1 2000 included a $2.1 million gain on an equity investment.
(2) Before Nonrecurring and Merger Items of $3.0 million, net of tax, in Q4 2000; $5.4 million, net of tax, in Q3 2000; $6.3 million, net of tax, in Q2 2000 and $2.6 million, net of tax, in Q1 2000.
(3) These items are the components of Nonrecurring and Merger Items. Net Income excluding these items is $20,979 for Q4 2000, $18,303 for Q3 2000, $16,719 for
Q2 2000 and $14,666 for Q1 2000.
(4) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.
(5) Includes Matsco compensation and benefits of $2.4 million in Q1 2001 and $904,000 in Q4 2000 as this was a purchase transaction that closed in November 2000.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Coast Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

                               GREATER BAY BANCORP
                      MARCH 31, 2001 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

                                                                  Mar 31           Dec 31        Sept 30       Jun 30        Mar 31
                                                                    2001             2000           2000         2000          2000
                                                             ----------------------------------------------------------------------
Cash and Due From Banks.                                     $   206,156       $  270,774     $  243,207   $  232,371  $    182,642
        Investments                                            1,301,970        1,100,333      1,085,257    1,110,239     1,187,241
        Loans:
                Commercial                                     1,595,293        1,562,712      1,250,056    1,130,322     1,042,686
                Term Real Estate - Commercial                    992,777          967,428        890,127      869,226       834,146
                                                             ----------------------------------------------------------------------
                   Total Commercial                            2,588,070        2,530,140      2,140,183    1,999,548     1,876,832
                Construction                                     701,414          691,912        581,956      516,998       494,099
                Real Estate - Other                              233,538          176,568        174,997      127,571       126,363
                Consumer and Other                               216,064          216,459        206,632      209,019       172,571
                Deferred Loan Fees, Net                          (13,461)         (13,657)       (13,440)     (13,829)      (13,066)
                                                             ----------------------------------------------------------------------
                        Total Loans                            3,725,625        3,601,422      3,090,328    2,839,307     2,656,799
                        Allowance for Loan Losses                (85,914)         (84,014)       (67,637)     (58,578)      (52,852)
                                                             ----------------------------------------------------------------------
                Total Loans, Net                               3,639,711        3,517,408      3,022,691    2,780,729     2,603,947
        Other Assets                                             258,409          241,863        196,914      195,746       194,001
                                                             ----------------------------------------------------------------------
        Total Assets                                         $ 5,406,246       $5,130,378     $4,548,069   $4,319,085  $  4,167,831
                                                             ----------------------------------------------------------------------
        Deposits:
                Demand, Non-Interest Bearing                 $   897,229       $1,003,828     $  899,496   $  851,590  $    847,815
                NOW, MMDA and  Savings                         2,108,098        2,082,708      2,132,184    2,032,360     2,070,090
                Time Certificates, $100,000 and over             777,901          784,118        737,533      675,031       589,072
                Other Time Certificates                          490,402          294,407        156,125      157,554       145,221
                                                             ----------------------------------------------------------------------
                        Total Deposits                         4,273,630        4,165,061      3,925,338    3,716,535     3,652,198
                                                             ----------------------------------------------------------------------
        Other Borrowings                                         572,828          431,228        135,313      156,037       116,092
        Other Liabilities                                        105,922          112,224         87,702       60,368        61,598
                                                             ----------------------------------------------------------------------
                        Total Liabilities                      4,952,380        4,708,513      4,148,353    3,932,940     3,829,888
                                                             ----------------------------------------------------------------------
        Trust Preferred Securities                                99,500           99,500         99,500       99,500        58,500
        Shareholders' Equity                                     354,366          322,365        300,216      286,645       279,443
                                                             ----------------------------------------------------------------------
        Total Liabilities and Shareholders' Equity           $ 5,406,246       $5,130,378     $4,548,069   $4,319,085  $  4,167,831
                                                             ----------------------------------------------------------------------

        Average Quarterly Total Loans, excluding Nonaccrual  $ 3,638,946       $3,326,505     $2,962,402   $2,826,612  $  2,553,083

        Average Quarterly Investments                        $ 1,048,617       $1,095,752     $1,225,598   $1,154,824  $  1,138,163

        Average Quarterly Interest Earning Assets            $ 4,687,563       $4,422,257     $4,188,000   $3,981,436  $  3,691,246
        Average Quarterly Interest Bearing Liabilities       $ 3,643,025       $3,334,513     $3,044,342   $ 2,972,53  $  2,819,566
        Average Quarterly Assets                             $ 5,088,379       $4,783,445     $4,532,392   $4,213,203  $  3,979,375
        Average Quarterly Equity                             $   340,582       $  316,331     $  301,644   $  284,653  $    269,530
        Total Regulatory Capital
                Tier I or Leverage Capital                   $   431,427       $  417,847     $  412,724   $  385,854  $    346,472
                Total Capital                                $   491,675       $  475,891     $  462,807   $  447,301  $    390,554

        Nonperforming Assets
                Nonaccrual Loans                             $    17,874       $   12,593     $   14,884   $    8,779  $      6,327
                Restructured Loans                                     -                -            420          420           743
                OREO                                                 259                -            905          220           271
                                                             ----------------------------------------------------------------------
        Total Nonperforming Assets                           $    18,133       $   12,593     $   15,699   $    9,428  $      7,341
                                                             ----------------------------------------------------------------------

        Greater Bay Trust Company Assets                     $   734,910       $  773,791     $  838,659   $  795,042  $    751,677

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:
                                                                  Mar 31           Dec 31        Sept 30       Jun 30        Mar 31
                                                                    2001             2000           2000         2000          2000
                                                             ----------------------------------------------------------------------
        Loan to Deposit Ratio                                      87.18%           86.47%         78.73%       76.40%        72.75%
        Core Bank Loan to Deposit Ratio (1)                        72.39%           72.44%         71.89%       69.39%       66.40%
        Ratio of Allowance for Loan Losses to:
                Average Loans                                       2.35%            2.52%          2.27%        2.07%        2.07%
                End of Period Loans                                 2.30%            2.32%          2.18%        2.05%        1.98%
                Total Nonperforming Assets                        473.80%          667.15%        430.84%      621.32%      719.96%

        Total Nonperforming Assets to Total Assets                  0.34%            0.25%          0.35%        0.22%        0.18%

        Ratio of Quarterly Net Charge-offs to Average               0.59%            0.31%          0.37%        0.58%        0.26%

        Ratio of YTD Net Charge-offs to YTD Average
         Loans, annualized                                          0.59%            0.38%          0.41%        0.44%        0.26%

        Loan Growth, current quarter to prior year quarter         40.23%           46.13%         37.05%       36.76%       41.57%
        Loan Growth, current quarter to prior quarter,
         annualized                                                13.99%           65.79%         35.17%       27.63%       31.39%
        Recurring Revenue Growth, current quarter to
         prior year quarter                                        30.94%           30.59%         34.71%       44.15%       40.84%
        Recurring Revenue Growth, current quarter to
         prior quarter, annualized                                 20.12%           31.93%         21.05%       38.92%       18.82%

        Average Earning Assets to Average Total Assets             92.12%           92.45%         92.40%       94.50%       92.76%
        Average Earning Assets to Average
         Interest-Bearing Liabilities                             128.67%          132.62%        137.57%      133.94%      130.92%

        Capital Ratios:
                Leverage                                            8.52%            8.77%          9.11%        9.16%        8.71%
                Tier 1 Risk Based Capital                           9.14%            9.40%         10.83%       10.87%       10.30%
                Total Risk Based Capital                           10.42%           10.70%         12.14%       12.61%       11.62%

        Risk Weighted Assets                                 $ 4,720,719      $ 4,446,088    $ 3,812,504  $ 3,548,503  $ 3,362,293

        Book Value Per Share (2)                             $      8.33      $      7.69    $      7.21  $      6.94  $      6.80
        Total Shares Outstanding (2)                          42,546,142       41,929,173     41,648,016   41,284,372   41,121,745

        (1) Includes the ten core banking divisions and excludes Matsco, Capco, Pacific Business Funding and Corporate Finance.
        (2) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.

        Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Coast Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.